                                                                     EXHIBIT 4.2




                             PORTAL SOFTWARE, INC.



                             AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT



                               January 29, 1998

                               TABLE OF CONTENTS
                               -----------------

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                                                                          Page
                                                                          ----
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1.   Registration Rights................................................    1
     1.1   Definitions..................................................    1
     1.2   Request for Registration.....................................    2
     1.3   Company Registration.........................................    4
     1.4   Obligations of the Company...................................    4
     1.5   Furnish Information..........................................    6
     1.6   Expenses of Demand Registration..............................    6
     1.7   Expenses of Company Registration.............................    7
     1.8   Underwriting Requirements....................................    7
     1.9   Delay of Registration........................................    8
     1.10  Indemnification..............................................    8
     1.11  Reports Under Securities Exchange Act of 1934................   10
     1.12  Form S-2 or S-3 Registration.................................   10
     1.13  Assignment of Registration Rights............................   11
     1.14  Limitations on Subsequent Registration Rights................   12
     1.15  "Market Stand-Off" Agreement.................................   12
     1.16  Termination of Registration Rights...........................   13


2.   Covenants of the Company...........................................   13
     2.1   Delivery of Financial Statements.............................   13
     2.2   Inspection...................................................   14
     2.3   Termination of Information and Inspection Covenants..........   14
     2.4   Right of First Offer.........................................   15
     2.5   Board Representation; Amendment of Charter...................   16
     2.6   Positive Covenants...........................................   17
     2.7   Termination of Certain Covenants.............................   18


3.   Rights of First Refusal and Co-Sale................................   18
     3.1   Definition of "Shares".......................................   19
     3.2   Restrictions on Transfer.....................................   19
     3.3   Transfers Not Subject to Restrictions........................   19
     3.4   Offer of Sale; Notice of Proposed Sale.......................   19
     3.5   The Company's Option to Purchase.............................   20
     3.6   Other Founder's and the Investors' Option to Purchase........   20
     3.7   Investor's Right of Co-Sale..................................   21
     3.8   Termination of Section 3.....................................   22
     3.9   Amendment of Section 3.......................................   23


4.   Miscellaneous......................................................   23
     4.1   Successors and Assigns.......................................   23
     4.2   Governing Law................................................   23

     4.3   Counterparts.................................................   23
     4.4   Titles and Subtitles.........................................   23
     4.5   Notices......................................................   23
     4.6   Expenses.....................................................   24
     4.7   Amendments and Waivers.......................................   24
     4.8   Severability.................................................   24
     4.9   Aggregation of Stock.........................................   24
     4.10  Entire Agreement; Amendment; Waiver..........................   24


Schedule A    Schedule of Series A Investors
Schedule B    Schedule of Series B Investors
Schedule C    Schedule of Founders


Exhibit A     Amended and Restated Articles of Incorporation to be filed pursuant to Section 2.5

                    AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
                    ------------------------------------------------


          THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT is made as of the 29th day of January 1998, by and between Portal Software, Inc., a California corporation (the "Company"), the investors listed on Schedule A hereto (the
                                                     ----------
"Series A Investors"), the investors listed on Schedule B hereto (the "Series B
                                               ----------
Investors" and, together with the Series A Investors, the "Investors") and the founders listed on Schedule C hereto (the "Founders").
                   ----------

                                   RECITALS
                                   --------


          WHEREAS, certain of the Investors hold shares of the Company's Series A Preferred Stock (the "Series A Preferred Stock") and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer, and other rights pursuant to that certain Investors' Rights Agreement dated March 22, 1996, between the Company and such Investors (the "Prior Agreement");

          WHEREAS, the undersigned Investors who hold more than a majority of the shares of Series A Preferred Stock desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement;

          WHEREAS, certain Investors and the Company are parties to the Series B Preferred Stock Purchase Agreement of even date herewith (the "Series B Purchase Agreement") providing for the sale and issuance to such Investors of the Company's Series B Preferred Stock (the "Series B Preferred Stock");

          WHEREAS, in order to induce the Company to enter into the Series B Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Series B Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors as to the matters set forth herein, and the Investors who are parties to the Prior Agreement hereby agree that the Prior Agreement shall be superseded, rendered void and replaced in its entirety by this Agreement;

          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.  Registration Rights.  The Company convenant and agrees as
              -------------------
follows:

          1.1 Definitions.  For purposes of this Section 1:
              -----------

          (a) The term "Act" means the Securities Act of 1933, as amended.

          (b) The term "Form S-2" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the "SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (c) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
 Section 1.13 hereof.

          (e) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          (f) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (g) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock and Series B Preferred Stock, including the Common Stock issuable or issued upon conversion of the Series A Preferred Stock or the Series B Preferred Stock that is issuable or issued upon the exercise of any warrants to purchase Series A Preferred Stock or Series B Preferred Stock and Common Stock issued or issuable upon exercise of warrants to purchase Common Stock, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned or when sold to the public pursuant to an effective registration statement or Rule 144.

          (h) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then-exercisable or convertible securities which are, Registrable Securities.

          (i) The term "SEC" shall mean the Securities and Exchange Commission.

          1.2  Request for Registration.
               ------------------------

          (a) If the Company shall receive at any time after the earlier of (i) the third anniversary of the date hereof, or (ii) three (3) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least 20% of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000), then the Company shall:

                  (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

                  (ii) effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

          (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities held by shareholders of the Company other than Holders are first entirely excluded from the underwriting.

          (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

          (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                  (i) After the Company has effected three (3) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                  (ii) If the Company has, within the twelve (12) month period preceding the date of such request, already effected a registration pursuant to this Section 1.2;

                  (iii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                  (iv) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below; provided the Company pays all expenses therefor as if such registration was pursuant to this Section 1.2, and the underwriters, if any, agree to use such Form S-3 for such registration.

          1.3  Company Registration.  If (but without any obligation to do so)
               --------------------
the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of
Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4  Obligations of the Company.  Whenever required under this
               --------------------------
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-2 or S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          1.5  Furnish Information.
               -------------------

          (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

          1.6 Expenses of Demand Registration.  All expenses other than
              -------------------------------
underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of one (1) counsel for the selling Holders, which counsel shall be selected by Holders holding a majority of the Registrable Securities to be so registered) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

          1.7 Expenses of Company Registration.  The Company shall bear and pay
              --------------------------------
all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders selected by Holders holding a majority of the Registrable Securities to be so registered, but excluding underwriting discounts and commissions relating to Registrable Securities.

          1.8  Underwriting Requirements.  In connection with any offering
               -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling Shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling shareholders may be entirely excluded if the underwriters make the determination described above and no other shareholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder", and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder", as defined in this sentence.

          1.9  Delay of Registration.  No Holder shall have any right to
               ---------------------
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10  Indemnification.
                ---------------
          In the event any Registrable Securities are included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder severally but not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the proceeds from the offering received by such Holder (net of underwriting discounts and commissions).

          (c) Promptly after receipt by an indemnified party under this Section
1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

          (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution made by any Holder hereunder exceed the proceeds from the offering received by such Holder, net of underwriting discounts and commissions.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.


          1.11  Reports Under Securities Exchange Act of 1934.  With a view to
                ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-2 or S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-2 or S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-2 or S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.12  Form S-2 or S-3 Registration.  In case the Company shall
                ----------------------------
receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-2 or S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.12: (1) if Form S-2 and S-3 are not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-2 or S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected a registration on Form S-2 or S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, and any underwriters' discounts or commissions associated with Registrable Securities, shall be borne pro rata by the Holder or Holders participating in the Form S-2 or S-3 Registration. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

          1.13  Assignment of Registration Rights.  The rights to cause the
                ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 20% of the shares of Registrable Securities originally purchased by such Holder (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership or of a limited liability company who are members or retired members of such limited liability company (including spouses and ancestors, lineal descendants and siblings of such partners or members or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

          1.14  Limitations on Subsequent Registration Rights.
                ---------------------------------------------
          From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.


          1.15  "Market Stand-Off" Agreement.  Each Investor hereby agrees that,
                ----------------------------
during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

          (a) such agreement shall be applicable only to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

          (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

          (c) such market stand-off time period shall not exceed 180 days.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          Notwithstanding the foregoing, the obligations described in this
Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

          1.16  Termination of Registration Rights.
                ----------------------------------

          (a) No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

          (b) In addition, the right of any Holder to request registration or inclusion in any registration pursuant to Section 1.3 shall terminate on the closing of the first Company-initiated registered public offering of Common Stock of the Company if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period; provided, however, that the provisions of this Section 1.16(b) shall not apply to any Holder who owns more than two percent (2%) of the Company's outstanding stock until such time as such Holder owns less than two percent (2%) of the outstanding stock of the Company.


          2.  Covenants of the Company.
              ------------------------

          2.1  Delivery of Financial Statements.  The Company shall deliver
               --------------------------------
 to each Investor:

          (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

          (b) if Investor holds at least 500,000 shares of Preferred Stock, then

                  (i) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet and a statement of shareholder's equity as of the end of such fiscal quarter.

                  (ii) within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail and a comparison of such statement for the corresponding periods of the Company's previous fiscal year;

                  (iii) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

                  (iv) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection
(iv) or any other subsection of Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

                  (v) with respect to the financial statements called for in subsections (i) and (ii) of this Section 2.1(b), an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment;


          2.2  Inspection.  The Company shall permit each Investor, at such
               ----------
Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          2.3  Termination of Information and Inspection Covenants.
               ------------------------------------
          The covenants set forth in subsections 2.1(b)(ii), (b)(iii) and
(b)(iv) and Section 2.2 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur, or, in any event, with respect to a particular Investor when such Investor holds less than 500,000 shares of Preferred or Common Stock issued upon conversion thereof.

          2.4  Right of First Offer.  Subject to the terms and conditions
               --------------------
specified in this paragraph 2.4, the Company hereby grants to each Investor a pro-rata right, based on their percentage equity ownership of Common Stock on a fully diluted basis, to participate in future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, Investor includes any general partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

          (a) The Company shall deliver a notice by certified mail ("Notice") to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

          (b) By written notification received by the Company within twenty (20) calendar days after giving of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the Series A or Series B Preferred Stock then held, by such Investor bears to the total number of shares of common stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly, in writing, inform each Investor which purchases all the shares available to it ("Fully-Exercising Investor") of any other Investor's failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares not subscribed for by the Investors which is equal to the proportion that the number of shares of common stock issued and held, or issuable upon conversion of Series A and Series B Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of common stock issued and held, or issuable upon conversion of the Series A and Series B Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

          (c) If all Shares referred to in the Notice are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the thirty (30) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

          (d) The right of first offer in this paragraph 2.4 shall not be applicable to (i) the issuance of the Series B Preferred Stock to be purchased at the Closing and the Common Stock issuable upon conversion thereof, (ii) the issuance or sale of any shares of common stock (or options therefor) to employees, directors or other service providers for the primary purpose of soliciting or retaining their services, provided such issuances are approved by the Company's Board of Directors, (iii) or after consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1, at an offering price of at least $10.00 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and $7,500,000 in the aggregate, (iv) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof, (v) the issuance of securities in connection with a stock split, dividend or other recapitalization of the Company, (vi) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (vii) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has strategic business relationships, provided such issuances are approved by the Company's Board of Directors and are for other than primarily equity financing purposes, or (viii) to the issuance of stock, warrants, or other securities or rights in connection with equipment leasing or bank financing transactions, provided that such issuances are for other than financing purposes.

          (e) The right of first offer set forth in this Section 2.4 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Holder, and (ii) such right is assignable between and among any of the Holders.

          2.5  Board Representation; Amendment of Charter.
               ------------------------------------------

          (a) Immediately after the date hereof, the Company shall take all actions necessary or appropriate, and each of the Investors and the Founders hereby votes all shares of capital stock held by him or it in favor of such actions, to amend and restate the Company's Amended and Restated Articles of Incorporation as set forth on Exhibit A hereto.
                              ---------

          (b) The Company's Board of Directors, immediately after the date hereof, shall consist of Arthur Patterson (who shall serve as the Series A Director), John Little (who shall serve as the first of the two (2) Common Directors) and Ed Zander (who shall serve as the first Remaining Director, as such term is defined in the Amended and Restated Articles of Incorporation attached as Exhibit A hereto). There shall be two (2)
                                      ---------
vacancies on the Company's Board of Directors and it is the expectation of the parties that the first such vacancy to be filled shall be a Remaining Director.

          (c) The Company shall pay all reasonable expenses incurred by the Series B Director in attending the Company Board meetings and conducting other business on behalf of the Company.

          2.6  Positive Covenants.  The Company agrees as follows:
               ------------------

          (a) The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property, or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge, or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereof, and provided further, that the Company will pay all such taxes, assessments, charges, or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. The Company will promptly pay or cause to be paid when due, or in conformity with customary trade terms, all other indebtedness incident to the operations of the Company;

          (b) The Company will keep its properties and those of its subsidiaries in good repair, working order, and condition, reasonable wear-and-tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions, and improvements thereto; and the Company and its subsidiaries will at all times comply with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any loss or forfeiture thereof or thereunder;

          (c) Except as otherwise decided in accordance with policies adopted by the Company's Board of Directors, the Company will keep its assets and those of its subsidiaries that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage, and explosion insurance in amounts customary for companies in similar businesses similarly situated; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards, risks, and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated;

          (d) The Company will keep true records and books of account in which full, true, and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP applied on a consistent basis;

          (e) The Company and all its subsidiaries shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their property or assets;

          (f) The Company shall maintain in full force and effect its corporate existence, rights, and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names, or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of its business;

          (g) The Company will retain independent public accountants of recognized national standing who shall certify the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by the Company are terminated, the Company will promptly thereafter notify the Holders and will request the firm of independent public accountants whose services are terminated to deliver to the Holders a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another firm of independent public accountants of recognized national standing. In its notice to the Holders the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof;

          (h) The Company and all its subsidiaries shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets;

          (i) The Company will cause each person now or hereafter employed by it or any subsidiary with access to confidential information to enter into a proprietary information and inventions agreement substantially in the form approved by the Board of Directors;

          (j) All stock option or stock issuance plans of the Company and any grants thereunder must be approved by a majority of the Board of Directors or a duly appointed committee thereof;

          (k) The Company will enter into a Management Rights Letter dated as of the date hereof with Chancellor LGT Private Capital Partners III, L.P. ("Capital") pursuant to which Capital will be granted certain inspection, consultation and Board observer rights; and

          (l) Compensation and Audit Committees. The compensation for the
              ---------------------------------
members of the of the management team will be at a reasonable level (industry standard), and if in dispute, will be referred to a committee of the Board of Directors, comprised of one management team member, the Series B Director, and a third-party director to be agreed upon. The Series B Director shall have the right to participate in any other board committees, including any audit committee.

          2.7  Termination of Certain Covenants.  The convenants set forth in
               --------------------------------
Sections 2.4, 2.5 and 2.6 shall terminate and be of no further force or effect upon the consummation of the sale of Common Stock pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public.

          3.  Rights of First Refusal and Co-Sale.
              -----------------------------------

          Each Founder hereby grants the Investors the rights of first refusal and co-sale set forth in this Section 3.

          3.1  Definition of "Shares".  As used in this Section 3, the term
               ----------------------
"Shares" shall include all shares of voting capital stock of the Company held by the Founders or the Investors, whether now owned or hereafter acquired. For purposes of calculating the "pro-rata" ownership of the Company's voting capital stock held by a Founder or any Investor, all shares of convertible preferred stock of the Company shall be deemed to have been converted into shares of Common Stock.

          3.2  Restrictions on Transfer.
               ------------------------

          (a) Any sale or other disposition of any of the Shares by the Founders, other than according to the terms of this Section 3, shall be void and transfer no right, title or interest in or to any of such Shares to the purported transferee.

          (b) The Founders agree to present the certificates representing the Shares presently owned or hereafter acquired by them to the Secretary of the Company and cause the Secretary to stamp on the certificates in a prominent manner the following legend:

          "The sale or other disposition of any of the shares represented by this certificate is subject to certain restrictions as set forth in an Amended and Restated Investors' Rights Agreement by and among the registered owner of this certificate, the Company and certain other shareholders of the Company, a copy of which is available for inspection at the offices of the Secretary of the Company."

          3.3  Transfers Not Subject to Restrictions.
               -------------------------------------

          (a) A Founder or a Permitted Transferee may sell, assign or transfer Shares to such Founder's spouse, children or grandchildren or to a trust established for the benefit of such Founder's spouse, children, grandchildren or himself, or dispose of them under such Founder's will, without compliance with Sections 3.4 through 3.7 hereof, which purchaser, assignee, transferee, legatee, devisee or heir is referred to herein as a "Permitted Transferee", provided that such Permitted Transferee shall be subject to the terms of this Section 3 and must, prior to the receipt of any Shares, agree in writing to be bound by the terms of this Section 3 to the same extent as the transferor is bound hereby.

          (b) The rights of the Company, the Founders and the Investors under Sections 3.5, 3.6 and 3.7 hereof shall not apply to any pledge of Shares by a Founder which creates a mere security interest, provided the pledgee provides the Company, the Founders and the Investors with a written agreement to be bound hereby to the same extent as the pledging Founder.

          3.4  Offer of Sale; Notice of Proposed Sale.  If a Founder desires
               --------------------------------------
to sell, transfer or otherwise dispose of any of his Shares, or of any interest in such Shares, whether voluntarily or by operation of law, in any transaction other than pursuant to Section 3.3 of this Agreement, such Founder (the "Selling Founder") shall first deliver written notice of his desire to do so (the "First Notice") to the Company, the other Founders, and to each Investor, in the manner prescribed in Section 4.5 of this Agreement. The First Notice must specify: (i) the name and address of the party to which the Selling Founder proposes to sell or otherwise dispose of the Shares or an interest in the Shares (the "Offeror"), (ii) the number of Shares the Selling Founder proposes to sell or otherwise dispose of (the "Offered Shares"), (iii) the consideration per Share to be delivered to the Selling Founder for the proposed sale, transfer or disposition, and (iv) all other material terms and conditions of the proposed transaction.

          3.5  The Company's Option to Purchase.
               --------------------------------

          (a) The Company shall have the first option to purchase all of the Offered Shares for the consideration per share and on the terms and conditions specified in the First Notice. The Company must exercise such option in whole and not in part, if at all, no later than fifteen (15) days after such First Notice is deemed under Section 4.5 hereof to have been delivered to it, by written notice to the Selling Founder.

          (b) In the event the Company does not exercise its option within such fifteen (15) day period with respect to all of the Offered Shares, the Secretary of the Company shall, by the last day of such period, give written notice of that fact to the other Founder and each Investor (the "Second Notice").

          (c) In the event the Company duly exercises its option to purchase all of the Offered Shares, the closing of such purchase shall take place at the offices of the Company on the date five (5) business days after the expiration of such fifteen (15) day period.

          (d) To the extent that the consideration proposed to be paid by the Offeror for the Offered Shares consists of property other than cash or a promissory note, the consideration required to be paid by the Company and/or the other Founder and/or the Investors exercising their options under Sections 3.5 and 3.6 hereof may consist of cash equal to the value of such property, as determined in good faith by agreement of the Selling Founder and the Company and/or the other Founder and/or the Investors acquiring such Offered Shares.

          3.6  Other Founder's and the Investors' Option to Purchase.
               -----------------------------------------------------

          (a) Subject to Section 3.5, the other Founder and each Investor shall have an option, exercisable for a period of fifteen (15) days from the date of delivery of the Second Notice, to purchase, on a pro-rata basis according to the number of Shares owned by such other Founder and such Investor, the Offered Shares for the consideration per share and on the terms and conditions set forth in the First Notice. Such options shall be exercised by delivery of written notice to the Secretary of the Company and to the Selling Founder. Alternatively, each Investor may within the same fifteen (15) day period, pursuant to Section 3.7, notify the Secretary of the Company of its desire to participate in the sale of the Shares on the terms set forth in the First Notice, and the number of Shares it wishes to sell (which shall not exceed its pro rata share as determined in the preceding sentence).

          (b) In the event options to purchase have been exercised by the other Founder and/or the Investors with respect to some but not all of the Offered Shares, the Founder and/or Investors who have exercised their options within the fifteen (15) day period specified in Section 3.6(a) and indicated at that time that they wished to purchase more than their pro rata portion of the Offered Shares, if available, shall have an additional option, for a period of five (5) business days immediately following the expiration of such fifteen (15) day period, to purchase all or any part of the balance of such Offered Shares on the terms and conditions set forth in the First Notice, which option shall be exercised by the delivery of written notice to the Secretary of the Company and to the Selling Founder. In the event the other Founder and/or the Investors choose to exercise the last-mentioned option for a total number of Shares in excess of the number available, the total number of Shares available for each such other Founder and/or the Investors' option shall be allocated pro rata based on the number of Shares owned by the other Founder and/or the Investors so electing. In the event (i) the other Founder and all other Investors do not exercise the option to purchase the Offered Shares pursuant to 3.6(a), or (ii) one or more of them chooses to exercise the option pursuant to Section 3.6(b) for a total number of shares less than the number of Offered Shares, subject to the provisions of Section 3.7 below, the Selling Founder shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Offered Shares to the Offeror identified in the First Notice upon terms and conditions (including the purchase price) no more favorable to such Offeror than those specified in the First Notice. In the event the Selling Founder does not effect such sale or disposition of the Offered Shares within the specified thirty (30) day period, the rights of the Company, the Other Founder, and the Investors provided under Section 3 shall continue to be applicable to any subsequent disposition of the Offered Shares by the Selling Founder until such rights lapse in accordance with paragraph 3.8.

          (c) If the options to purchase the Offered Shares are exercised by the Founders and/or the other Investors, the Secretary of the Company shall immediately notify the other Founder and the Investors of that fact. The closing of the purchase of the Offered Shares shall take place at the offices of the Company no later than five (5) business days after the date of such notice to the other Founder and/or the Investors.

          3.7  Investor's Right of Co-Sale.
               ---------------------------

          (a) Subject to Sections 3.5 and 3.6, if any Investor has expressed a desire to sell Shares within the period and in the transaction described in
Section 3.6(a) of this Agreement (the "Option Period") then such Investor shall be entitled to sell such shares pursuant to this Section 3.7. The Secretary of the Company shall promptly, on expiration of the Option Period, notify the Selling Founder of the aggregate number of Shares the Investors wish to sell. The Selling Founder shall use his best efforts to interest the Offeror in purchasing, in addition to the Offered Shares, the Shares the Investors wish to sell. If the Offeror does not wish to purchase all of the Shares made available by the Selling Founder and the Investors, then each such Investor and the Selling Founder shall be entitled to sell, at the price and on the terms and conditions set forth in the First Notice, a portion of the Shares being sold to the Offeror, in the same proportion as the Selling Founder's or such Investor's ownership of Shares bears to the combined total number of Shares owned by the Selling Founder and the Investors exercising the rights under this Section 3.7. The transaction contemplated by the First Notice shall be consummated, if at all, not later than sixty (60) days after the expiration of the Option Period.

          (b) If the Investors do not elect to sell the full number of Shares which they are entitled to sell pursuant to Section 3.7(a), the Selling Founder shall be entitled to sell to the Offeror, according to the terms set forth in the First Notice, that number of his own Shares which equals the difference between the number of Shares desired to be purchased by the Offeror and the number of Shares the Investors wish to sell. If the Selling Founder wishes to sell, transfer or otherwise dispose of any such Shares at a price per Share which differs from that set forth in the First Notice, upon terms different from those previously offered to the Company, the other Founder and the Investors, or more than sixty (60) days after the expiration of the Option Period, as a condition precedent to such transaction, such Shares must first be offered to the Company, the other Founder and the Investors on the same terms and conditions as given the Offeror, and in accordance with the procedures and time periods set forth in Sections 3.5, 3.6 and 3.7(a).

          (c) The proceeds of any sale made by the Selling Founder without compliance with the provisions of this Section 3.7 shall be deemed to be held in constructive trust in such amount as would have been due the Investors if the Selling Founder had complied with this Section 3, and such proceeds shall forthwith be delivered to the Investors against delivery to the Selling Founder of a certificate representing the Shares that would have been so sold by the Investors.

          3.8  Termination of Section 3.
               ------------------------

          (a) The provisions of this Section 3 shall terminate, and be of no further force or effect, upon the earliest of the following events:


          (1) The written agreement of holders of at least 2/3 of the total Registrable Securities held by the Investors and all transferees of the Investors to whom rights hereunder have been transferred in accordance with this Agreement (treating any securities convertible into Common Stock as if such conversion had occurred) to terminate the Agreement;

          (2) the conversion of all shares of Preferred Stock into Common

Stock.

               (3) The sale of all or substantially all of the assets or business of the Company, by merger, sale of assets or otherwise; or

               (4) A firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of the Company's Common Stock at an offering price of at least $10.00 per share and with aggregate proceeds to the Company in excess of $7,500,000.


               (5) The provisions of Sections 3.4, 3.5 and 3.6 hereof shall not apply to any sale of Shares pursuant to a transaction referred to in Sections 3.8(a)(2) or 3.8(a)(3) above.

               (6) The provisions of this Section 3 shall terminate with respect to any Shares sold by a Founder or Investor pursuant to an effective Registration Statement or a sale to the public pursuant to Rule 144 under the Act.


          3.9  Amendment of Section 3.  Any term of this Section 3 may be
               ----------------------
amended and the observance of any term of this Section 3 may waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of each of the Founders and the holders of at least 2/3 of the Registrable Securities held by the Investors and all transferees of the Investors to whom rights hereunder have been transferred in accordance with this Agreement (treating any securities convertible into Common Stock as if such conversion had occurred).

          4.  Miscellaneous
              -------------

          4.1 Successors and Assigns.  Expect as otherwise provided herein,
              ----------------------
the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          4.2  Governing Law.  This Agreement shall be governed by and
               -------------
construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          4.3  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.4  Titles and Subtitles.  This titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          4.5  Notices.  Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' written notice to the other parties.

          4.6  Expenses.  If any action at law or in equity is necessary to
               --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          4.7  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of 2/3 of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          4.8  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          4.9  Aggregation of Stock.  All shares of Registrable Securities held
               --------------------
or acquired by affiliated entities (including entities whose general partners and/or investment managers are affiliated entities) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          4.10  Entire Agreement; Amendment; Waiver.  This Agreement (including
                -----------------------------------
the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              PORTAL SOFTWARE, INC.



                              By: /s/ John E. Little
                                  _______________________________________
                                  John E. Little, Chief Executive Officer
                                  and President


                    Address:  20863 Stevens Creek Boulevard
                              Suite 200
                              Cupertino, CA  95014

          INVESTORS:

          CHANCELLOR LGT PRIVATE CAPITAL
          PARTNERS III, L.P.

          By:    CPCP Associates, L.P.
          Its:   General Partner

          By:    Chancellor LGT Venture Partners, Inc.
          Its:   General Partner

          By:    /s/ Chancellor L.P.
                 ______________________________________
          Its:   ______________________________________


Address;  ______________________________________
          ______________________________________
          ______________________________________




                    [SIGNATURE PAGE FOR AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                              INVESTORS:


                              CHANCELLOR LGT PRIVATE CAPITAL
                              PARTNERS III, L.P.



                              By:    CPCP Associates, L.P.
                              Its:   General Partner



                              By:    Chancellor LGT Venture Partners, Inc.
                              Its:   General Partner



                              By:    /s/ Chancellor L.P.
                                     _____________________________________
                              Its:   _____________________________________



                    Address:  _______________________________________________
                              _______________________________________________
                              _______________________________________________


     [SIGNATURE PAGE FOR AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                              CHANCELLOR LGT PRIVATE CAPITAL
                              OFFSHORE PARTNERS I, C.V.



                              By:    Chancellor LGT KME IV Partner, L.P.
                              Its:   Investment General Partner



                              By:    Chancellor LGT Venture Partners, Inc.
                              Its:   General Partner



                              By:    /s/ Chancellor L.P.
                                     _____________________________________
                              Its:   _____________________________________


                    Address:  _______________________________________________
                              _______________________________________________
                              _______________________________________________

     [SIGNATURE PAGE FOR AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                              CHANCELLOR LGT PRIVATE CAPITAL
                              OFFSHORE PARTNERS II, L.P.



                              By:   CPCO Associates II, L.P.
                              Its:  Investment General Partner



                              By:   Chancellor LGT Venture Partners, Inc.
                              Its:  General Partner



                              By:   /s/ Chancellor L.P.
                                    _____________________________________
                              Its:  _____________________________________



                    Address:  _______________________________________________
                              _______________________________________________
                              _______________________________________________


     [SIGNATURE PAGE FOR AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                              CITIVENTURE 96 PARTNERSHIP, L.P.


                              By:    Chancellor LGT Asset Management, Inc.
                              Its:   Investment Advisor


                              By:    /s/ Randall A. Hack
                                     _____________________________________
                                     Randall A. Hack

                              Its:   Member
                                     _____________________________________



                    Address:  _______________________________________________
                              _______________________________________________
                              _______________________________________________


     [SIGNATURE PAGE FOR AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                              NAS PARTNERS I L.L.C.



                              By:   /s/ Randall A. Hack
                                    _____________________________________
                                    Randall A. Hack
                              Its:  Member



                    Address:  _______________________________________________
                              _______________________________________________
                              _______________________________________________



                              NASSAU CAPITAL PARTNERS II L.P.



                              By:   /s/ Randall A. Hack
                                    ___________________________________
                                    Randall A. Hack
                              Its:  Member


                    Address:  _____________________________________________
                              _____________________________________________
                              _____________________________________________


     [SIGNATURE PAGE FOR AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                              ACCEL V L.P.



                              By:   /s/ Accell Partners
                                    ___________________________________
                              Its:  ___________________________________



                    Address:  _____________________________________________
                              _____________________________________________
                              _____________________________________________



                              ACCEL INTERNET/STRATEGIC TECHNOLOGY FUND L.P.



                              By:   /s/ Accell Partners
                                    ___________________________________
                              Its:  ___________________________________



                    Address:  _____________________________________________
                              _____________________________________________
                              _____________________________________________



                              ACCEL INVESTORS '96 L.P.



                              By:   /s/ Accell Partners
                                    ____________________________________
                              Its:  ____________________________________



                    Address:  ______________________________________________
                              ______________________________________________
                              ______________________________________________




                              ACCEL KEIRETSU V L.P.



                              By:   /s/ Accell Partners
                                    ___________________________________
                              Its:  ___________________________________



                    Address:  _____________________________________________
                              _____________________________________________
                              _____________________________________________


     [SIGNATURE PAGE FOR AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                              ELLMORE C. PATTERSON PARTNERS



                              By:   /s/ Arthur Patterson
                                    ___________________________________
                              Its:  ___________________________________



                    Address:  _____________________________________________
                              _____________________________________________
                              _____________________________________________


     [SIGNATURE PAGE FOR AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                              BEACON FUNDS



                              By:   /s/ Sam Kim
                                    ___________________________________
                                    Sam Kim
                              Its:  Director



                    Address:  72 Greenacres Avenue
                              Scarsdale
                              New York, NY  10583



                              AMERINDO TECHNOLOGY GROWTH FUND II



                              By:   /s/ Gary Tanaka
                                    ___________________________________
                                    Gary Tanaka
                              Its:  Vice President



                    Address:  Sucre Building
                              Calle 48 Este Bella Vista
                              P.O. Box 5168
                              Panama 5, Panama



                              JAMES STABLEFORD


                              /s/ James Stableford
                              _____________________________________________



                    Address: C/O Amerindo Investment Advisors (UK) Ltd. 43 Upper Grosvenor Street
                              London W1X 9PG
                              England

     [SIGNATURE PAGE FOR AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                              FOUNDER:



                              By:   /s/ John E. Little
                                    ___________________________________
                                    John E. Little


                    Address:  _____________________________________________
                              _____________________________________________
                              _____________________________________________


     [SIGNATURE PAGE FOR AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                              FOUNDER:



                              By:   /s/ David Labuda
                                    ___________________________________
                                    David Labuda


                    Address:  _____________________________________________
                              _____________________________________________
                              _____________________________________________



          I, Cindy Larson, spouse of David Labuda, hereby acknowledge and agree that, to the extent that I acquire shares of the capital stock of Portal Software, Inc. as community property under the laws of the State of California by reason of my marriage to David Labuda or to the extent that I receive shares from David Labuda pursuant to the terms of any Will or trust, the laws of intestate succession, or by way of settlement or order of the court in any divorce or dissolution proceeding or by operation of law or otherwise, such shares shall be subject in all respect to the terms and conditions of this Amended and Restated Investors' Rights Agreement to the full extent applicable if such shares were held by David Labuda.


                              FOUNDER'S SPOUSE


                              /s/ Cindy Larsen
                              _____________________________________________



                    Address:  _____________________________________________
                              _____________________________________________
                              _____________________________________________


     [SIGNATURE PAGE FOR AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                  SCHEDULE B

                             Schedule of Investors


Beacon Funds

Amerindo Technology Growth Fund II

James Stableford

Accel V L.P.

Accel Internet/Strategic
 Technology Fund L.P.

Accel Investors '96 L.P.

Accel Keiretsu V L.P.

Ellmore C. Patterson Partners

Chancellor LGT Private Capital
 Partners III, L.P.

Citiventure 96 Partnership, L.P.

Chancellor LGT Private Capital
 Offshore Partners II, L.P.

Chancellor LGT Private Capital
 Offshore Partners I, C.V.

Nassau Capital Partners II L.P.

NAS Partners I L.L.C.

                                  SCHEDULE C

                             Schedule of Founders


John E. Little

David Labuda